UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2018

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2018, our Board of Directors unanimously appointed Alison Dean as a member of our Board of Directors, effective immediately, to hold office until our 2021 annual meeting of stockholders and her successor has been duly elected and qualified or her earlier death, resignation or removal. Ms. Dean was also appointed to the Board’s Audit Committee. The Board has determined that Ms. Dean satisfies the definition of an “independent director” under the Nasdaq listing standards and the Board’s Corporate Governance Guidelines, as well as the additional requirements for service on the Board’s Audit Committee under the Nasdaq listing standards, the rules of the Securities Exchange Act of 1934, as amended, and the Board’s Corporate Governance Guidelines.

Ms. Dean, age 53, has been the Executive Vice President and Chief Financial Officer of iRobot Corporation, a global consumer robot company and maker of the Roomba® robot vacuum, since April 2013. Previously, she served as iRobot’s senior vice president, corporate finance from February 2010 until March 2013, as its vice president, financial controls & analysis from March 2007 until February 2010, and as its vice president, financial planning & analysis from August 2005 until March 2007.

Ms. Dean will be entitled to receive the customary annual compensation paid to our non-employee directors, which currently consists of an annual cash retainer of $40,000, plus an additional annual cash retainer of $4,000 for service on the Audit Committee. Ms. Dean has been granted 5,000 restricted stock units which will vest in increments of 33% on July 31, 2019, 33% on July 31, 2020, and 34% on July 31, 2021, provided that there has not been a termination of continuous service as of each such date. The vesting and other material terms of these stock restricted stock units are the same as those that apply to the non-employee directors’ annual equity awards. In addition, each non-employee director, including Ms. Dean, will receive a grant of 2,500 restricted stock units on an annual basis following each annual meeting of stockholders. The material terms of the non-employee directors’ annual compensation are described in our most recent proxy statement filed with the Securities and Exchange Commission on April 6, 2018, under the heading “Director Compensation.”

Ms. Dean does not have any family relationships with any of the Company’s directors or executive officers, is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K, and was not appointed pursuant to any arrangement or understanding with any other person.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: July 19, 2018	By:	/s/ Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary

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